EMPLOYMENT TERMINATION AND OPTION TERMINATION AGREEMENT
             -------------------------------------------------------

         AGREEMENT made this 3rd day of July, 1996, among Salvatore Casaccio ("Casaccio"), an individual with an address at 64 Burton Avenue, Staten Island, New York, 10309, A. Joseph Melnick ("Melnick"), an individual with an address at 85 Collyer Avenue, Staten Island, New York, 10312, Richard Bartlett ("Bartlett"), an individual with an address at 2 Sunnyfield Road, Hicksville, New York, 11801, (Casaccio, Melnick and Bartlett being collectively referred to as the "Officers"), and Childrobics, Inc., a New York corporation with its principal office at 200 Smith Street, Farmingdale, New York 11735 (the "Corporation").
                              W I T N E S S E T H :

         WHEREAS, Casaccio is the Chairman, Chief Executive Officer and a Director of the Corporation, Melnick is the President, Chief Operating Officer, Chief Financial Officer and a Director of the Corporation, and Bartlett is the Executive Vice President and a Director of the Corporation; and

          WHEREAS, each of the Officers desires to resign from all offices and directorships of the Corporation and its subsidiaries, and the Corporation desires to terminate the employment agreements (the "Employment Agreements") between each of the Officers and the Corporation on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and of the respective promises, representations, warranties and covenants herein contained, the parties hereto do hereby agree as follows:

         1. Employment Agreement and Option Termination. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined),
(a) the respective employment agreements between each of the Officers and the

Corporation (including, without limitation, the Employment Agreements between each of Casaccio and Melnick and the Corporation, each dated as of March 31, 1994, as amended on July 11, 1995, and the Employment Agreement between Bartlett and the Corporation dated July 11, 1995, all of which Employment Agreements were to expire on July 2000) and any other agreements written or oral, concerning their employment or compensation or rights or duties as to the Corporation or any subsidiaries of the Corporation (except as provided in this Agreement) shall be terminated without further action by any of the parties hereto and without any further rights or obligations on the part of any of the parties hereto and shall be void and of no further force or effect, (b) each of the Officers shall resign as officers and directors of the Corporation and each of its subsidiaries and shall execute resignations in the forms attached as Exhibit A hereto, (c) the options (i) granted to each of Casaccio and Melnick on July 11, 1995 to purchase 375,000 shares of the Corporation's common stock at an exercise price of $.01 per share, and (ii) the options granted to each of the Officers on July 11, 1995 to purchase 50,000 shares of the Corporation's Common Stock at an exercise price of $.6875 per share (collectively, (i) and (ii) being referred to as the "Options") shall terminate and each of such Officer's rights and claims in such Options and pursuant to the option agreements executed in connection therewith shall terminate in all respects without any further action on the part of any of the parties hereto and shall be void and of no further force and effect, and (d) all rights to any accrued and unpaid compensation from the Corporation to each of the Officers through the Closing Date (as hereinafter defined) shall be waived (provided the Corporation has paid their respective current salaries through the end of the Corporation's last regular payroll period prior to the Closing Date).

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         2. Termination Payments and Transfer of Certain Subsidiaries.
            ----------------------------------------------------------

                  (a) Each of the Officers  will  receive from the  Corporation,
(i) $200,000, plus an amount equal to all documented expenses, the aggregate of such expenses not to exceed $17,000, which are due to the Officers from the Corporation resulting from their performance of their duties as officers of the Corporation through the Closing Date and an amount equal to all documented and verified loans made to the Corporation or its subsidiaries by the Officers which remain unpaid as of the Closing Date, the aggregate amount of such loans totalling $77,620 payable to Bartlett, all of which remains unpaid, $50,000, plus the amount of documented expenses and in the case of Bartlett, the amount of documented and verified loans payable to Bartlett, of which shall be payable upon the closing of the Private Placement (as hereinafter defined), which, at the option of the Officers, may be utilized to purchase securities offered in the Private Placement, on the same terms as the other purchasers in such Private Placement, and the remainder of which shall be payable in the form of notes attached as Exhibit B hereto (the "Notes"), to be executed by the Corporation in favor of each of the Officers at the Closing, which Notes shall be due one year after the Closing (as hereinafter defined), provided that the Corporation shall be required to prepay the Notes under certain circumstances, and shall be secured by a security interest in the assets of Group Coin Associates, Inc., a subsidiary of the Corporation, pursuant to a Security Agreement and a Guaranty of Promissory Note to be executed by Group Coin Associates, Inc. in favor of each of the Officers, each in the form of Exhibit C hereto, and (ii) ten-year options (the "New Options") in the form of Exhibit D hereto to purchase 300,000 shares of common stock of the Corporation at an exercise price of $.01 per share, which New Options shall be immediately exercisable. The Corporation hereby agrees that each of the Officers shall have registration rights with respect to the shares of Common Stock issuable upon exercise of the New Options (regardless of whether the New Options shall have been exercised) identical to the registration rights the Corporation shall provide to investors in the Private Placement, in exchange for which the Officers hereby agree not to sell greater than one-third of such 300,000 shares issuable upon exercise of the options until six months following the effectiveness of the registration statement to be filed in connection with the Private Placement (the "Effective Date"), an additional one-third of such 300,000 shares until nine months following the Effective Date, and the remaining one-third of such 300,000 shares until one year following the Effective Date, without the consent of the Corporation. Notwithstanding the foregoing, in the event that the Corporation, shall permit (whether by absence of a similar restriction or by giving its consent to lift, either partially or entirely a similar restriction) other directors of the Corporation, Farmstead Development LLC or its affiliates or Just Kiddie Rides, Inc., or its affiliates to sell shares of Common Stock owned by them, then the Corporation shall give its consent to the sale of a pro rata amount of shares by the Officers.

                  (b) At the Closing, the Corporation will transfer to Casaccio all of the outstanding stock of Baybridge Playrobics, Inc. (Bayside, Queens), Third Avenue Playrobics, Inc. (Third Avenue, Brooklyn) and East Side Playrobics, Inc. (First Avenue, Manhattan), subsidiaries of the Corporation which operate the Corporation's playcenters located in Bayside, Brooklyn and Manhattan, New York, by execution and delivery of a stock power transferring such stock together with the stock certificates representing such stock, as well as all minute books, stock record books, seals, accounts, records, formulas, documents and papers of, belonging to, or maintained on behalf of such subsidiaries but not including the stock of any other subsidiary of the Corporation (the "Non-Transferred

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Subsidiaries"), and the Corporation and each of the Non-Transferred Subsidiaries shall forgive any liabilities of such subsidiaries to the Corporation or any of Non-Transferred Subsidiary. In addition, at the Closing, the Corporation will
transfer  to  Casaccio,   or  a  corporation  of  which  Casaccio  is  the  sole
shareholder,  all of the  assets of the  Corporation  which  are used  solely in
connection  with  the  operations  of  the   Corporation   attributable  to  the
Corporation's playcenter located at Avenue U in Brooklyn, New York (the "Avenue U Playcenter"), in exchange for which Casaccio or such corporation, shall agree to assume all of the liabilities attributable to the operations at such location (which shall be evidenced by an assumption agreement to be executed by Casaccio, or such corporation, at the Closing). The Corporation covenants and agrees that it will use its best efforts (which shall not be deemed to require the Corporation to make any additional payments) to obtain each consent or approval to be given by any third party in connection with the transfer of assets of such location including the consent to the assignment of the lease in connection with such location. If any such consent is not obtained, or if an attempted assignment thereof would be ineffective, the Corporation and Casaccio will cooperate in a mutually agreeable arrangement under which Casaccio would obtain the benefits of such agreement and assume the obligations thereunder in accordance with this Section. The obligations of Casaccio, or such corporation, to assume the liabilities in connection with the operations of such location shall be secured by the personal guaranty (the "Guaranty") of Casaccio (to be executed by Casaccio at the Closing) pursuant to which Casaccio shall agree to personally guaranty the obligations under the lease with respect to the Avenue U Playcenter (the "Lease") for the longer of (i) 90 days following the date upon which a notice of termination pursuant to Section 71 of the Lease is delivered to the landlord under the Lease by either the Corporation, Casaccio, or the

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corporation  holding  such  assets or (ii) until  Casaccio  and the  corporation holding such assets surrenders possession of the Avenue U Playcenter pursuant to
Section 71 of the Lease. The Corporation agrees, if requested by Casaccio or the corporation holding such assets, to deliver a notice of termination to the landlord under the Lease pursuant to Section 71 of the Lease. Casaccio agrees and shall cause the corporation holding such assets to agree to deliver (or in the event that the Corporation remains liable under the Lease following the Closing and Casaccio or the corporation holding such assets shall default in its obligations under the Lease or the Guaranty, to allow the Corporation to deliver) a notice of termination to the Landlord pursuant to Section 71 of the Lease and to surrender possession of the Avenue U Playcenter within 90 days following delivery of such notice. Casaccio shall deliver monthly evidence to the Corporation of payments made pursuant to the Lease following the Closing.

                  (c) At the Closing, the Corporation will transfer to each of Casaccio and Bartlett, with each of Casaccio and Bartlett receiving 50% of such stock, all of the outstanding stock of Fun Station USA of Staten Island, Inc., a subsidiary of the Corporation which operates the playcenter located in Staten Island, New York by execution and delivery of stock powers transferring such stock but not including the stock of the Non-Transferred Subsidiaries and the Corporation and each of the Non-Transferred Subsidiaries shall forgive any liabilities of such subsidiary to the Corporation or any Non-Transferred Subsidiary.

                  (d) At the Closing, the Corporation shall pay Casaccio $10,000 as reimbursement for 50% of the buy-out provision of his car lease (plus an amount equal to any accrued but unpaid payments under such lease) in exchange for which Casaccio shall indemnify the Corporation against any liability arising out of such car lease. The Corporation shall also have a right of set-off under the

Note payable to Casaccio against any liabilities arising out of such car lease following the Closing, and in the event that the Corporation remains the lessee under such car lease, the Corporation shall, in lieu of any payments on the Notes due to Casaccio, retain, in escrow, the amount of any remaining buy-out payments under the car lease until the expiration of the car lease or the removal of the Corporation as the lessee.

         3. Closing; Closing Date. The consummation of the transactions provided for herein (the "Closing") shall take place on the date simultaneous with the closing of the proposed private placement of securities of the Corporation resulting in gross proceeds of at least $1,000,000 to the Corporation (the "Private Placement"), or on such other date as the parties may mutually agree (the "Closing Date"), at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176.

         4. Representations and Warranties of the Officers. Each of the Officers, severally and not jointly, represents and warrants to the Corporation solely with respect to himself as follows:

                  4.1 Options. Each of the Officers, as the case may be, is the record and beneficial owner of the Options, none of which have been exercised. Other than the New Options, the Options represent the only options, warrants or other rights of each of the Officers to purchase or otherwise acquire any shares of stock of the Corporation or any of its subsidiaries and there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any of the Officers any interest in or the right to purchase or otherwise acquire any shares of stock of the Corporation or any of its subsidiaries at any time, or upon the happening of any stated event other than (i) voting proxies held by Casaccio with respect to 65,000 shares of Common Stock issued to FZL, Inc. and voting proxies held by Melnick and Casaccio with respect to 1,000,000 shares issued to investors in connection with the Corporation's March 1996 private placement, and
(ii) additional shares of Common Stock that may be issued, directly or indirectly, to Bartlett as a stockholder or former stockholder of Medford Amusement Corp., FZL, Inc. and Tunnels & Tubes For Fun, Inc. pursuant to contractual arrangements made by the Company to such entities when it acquired the assets of such Companies.

                  4.2 Employment and/or Compensation Agreements. Other than the Employment Agreements, no other employment, compensation or other similar agreements exist between the Corporation and each of the Officers.

                  4.3 Power and Capacity. Each of the Officers has all requisite legal capacity to enter into, deliver and perform this Agreement and the transactions contemplated hereby. Each of this Agreement and the other instruments and agreements to be executed and delivered by such Officers hereunder is a valid and binding obligation of each of the Officers, enforceable against each of the Officers in accordance with its terms.

                  4.4 Freedom to Contract. The execution and delivery of this Agreement by each of the Officers does not, and the performance by each of the Officers of their respective obligations hereunder will not, (a) violate any of the terms, conditions or provisions of any order, writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency, or (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease agreement, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument or obligation, oral or written, to which such Officer is a party (whether as an original party or as an assignee or successor) or by which each such Officer or any of their respective properties or assets are bound. No governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any court, governmental department, commission, authority, board, bureau, agency or other instrumentality, is required to be obtained by such Officer in connection with the execution, delivery and performance of this Agreement by each of the Officers and the consummation of the transactions contemplated hereby.

                  4.5      Litigation.
                           -----------

                           (a)  None of the  Officers  is a party  to any  suit,
action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to the best knowledge of each of the Officers, threatened, which might adversely affect or restrict their respective right, title or interest to any of the Options, the right to relinquish any of the Options, or the ability of each of the Officers to consummate the transactions contemplated by this Agreement or to perform their respective obligations hereunder.

                           (b) There is no judgment, order, injunction or decree
of any court, governmental authority or regulatory agency to which any of the Officers is subject which might adversely affect their respective right, title or interest to any of the Options, the right to transfer any of the Options, or restrict the ability of each of the Officers to consummate the transactions contemplated by this Agreement or to perform their respective obligations hereunder.

                  4.6 Title to Property. Except as set forth in this Agreement, none of the Officers has any rights in or to any property or equipment located at the premises of the Corporation and used by the Corporation in the operation of its business or any rights to the name "Childrobics" or any other corporate, trade or business name used by the Corporation or any of the Non-Transferred Subsidiaries or any right to any agreements or licenses of the Corporation or any of the Non-Transferred Subsidiaries, but Casaccio and Bartlett shall have the right to use the corporate and D/B/A names of the stores and/or subsidiaries transferred to them pursuant to Sections 2(b) and (c).

                  4.7 Possession of Documents. None of the Officers has in his possession or control any property or document or any copy or facsimile thereof, belonging to or maintained on behalf of the Corporation or any Non-Transferred Subsidiary other than such property or document or any copy or facsimile thereof which each Officer shall deliver pursuant to Section 6.5.

                  4.8 Certain Representations of the Corporation. None of the Officers has actual knowledge of any facts which would cause him to believe that the representations and warranties made by the Corporation in Section 5 are not correct in all respects.

         5.       Representations and Warranties of the Corporation.
                  --------------------------------------------------

                  The Corporation represents and warrants to each of the Officers as follows:

                  5.1 Power and Capacity. The Corporation has all requisite corporate power and authority to enter into, deliver, perform and execute this Agreement and the transactions contemplated hereby. Each of this Agreement and the other instruments and agreements to be executed and delivered by the Corporation hereunder is a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

                  5.2 Freedom to Contract. The execution and delivery of this Agreement by the Corporation does not, and the performance by the Corporation of the Corporation's obligations hereunder will not, (a) conflict with or result in a breach of the Certificate of Incorporation or By-Laws of the Corporation,
(b) violate  any of the terms,  conditions  or  provisions  of any order,  writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency, or (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease agreement, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument or obligation, oral or written, to which the Corporation is a party (whether as an original party or as an assignee or successor) or by which the Corporation or any of the Corporation's properties or assets are bound. No governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any court, governmental department, commission, authority, board, bureau, agency or other instrumentality, is required in connection with the execution, delivery and performance of this Agreement by the Corporation and the consummation of the transactions contemplated hereby.

                  5.3      Litigation.
                           -----------

                           (a)  The  Corporation  is not a  party  to any  suit,
action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to the best knowledge of the Corporation, threatened, which might adversely affect or restrict the ability of the Corporation to consummate the transactions contemplated by this Agreement or to perform the Corporation's obligations hereunder.

                           (b) There is no judgment, order, injunction or decree
of any court, governmental authority or regulatory agency to which the Corporation is subject which might adversely affect or restrict the ability of the Corporation to consummate the transactions contemplated by this Agreement or to perform the Corporation's obligations hereunder.

         6.       Certain Covenants and Agreements of the Parties.
                  ------------------------------------------------

                  6.1 Existing Third-Party Agreements. Following the execution of this Agreement, none of the Officers shall do any act the effect of which may reasonably be expected to result in the cancellation, non-renewal or modification (the effect of which cancellation, non-renewal or modification would be adverse as determined by the Board of Directors of the Corporation, excluding the Officers, to the business, assets or prospects of the Corporation) of any agreement or arrangement between the Corporation and any other person or entity, except to the extent that they, as officers of the Corporation, may determine that the Corporation does not have the financial resources to meet its payment obligations under such agreements or arrangements which may result in cancellation, non-renewal or modification. In addition, following the execution of this Agreement and prior to the Closing, the Officers will not take any action, including, without limitation, any of the following actions, without the unanimous consent of the Board of Directors of the Corporation (given either at a meeting or by written consent), including the two independent directors: (a) make any capital expenditure in excess of $1,000 individually and $15,000 in the aggregate, monthly, (b) hire any additional employees or consultants, (c) make or amend any compensation, salary, bonus, stock or option grants or employee benefits, including without limitation, under the Employment Agreements, or (d) enter into, terminate, or otherwise amend any contract, lease, license or agreement to which the Corporation or any subsidiary is a party.

                  6.2 Trade Secrets. Each of the Officers shall keep confidential all confidential information relating to or concerned with the operations, business and affairs of the Corporation ("Protected Information"), and shall not, at any time after the date hereof use or disclose to any person any such information; provided that Protected Information shall not include (a) information that is generally available to or known by the public or other companies or businesses in the Corporation's industry without violation of this
Section 6.2, or (b) information that is or becomes available to or known by an Officer on a non-confidential basis from a source other than the Corporation, provided such source is not bound with respect to such information by an obligation of secrecy to the Corporation; and provided, further, that an Officer shall not be in violation of this Section 6.2 if Protected Information is disclosed by an Officer or if such Officer is required to provide Protected Information in any legal proceeding or by order of any court.

                           Notwithstanding  anything  contained  herein  to  the
contrary, the restrictions contained in Section 6.2 shall not apply and shall be unenforceable in the event that the Corporation, all of its commonly-controlled affiliates and its successors and assigns cease active conduct of the business of the Corporation, and further, Messrs. Casaccio and Bartlett may use Protected Information with respect to the subsidiaries referred to in Sections 2(b) and
(c) solely in connection with their operations of such subsidiaries referred to in Sections 2(b) and (c).

                  6.3 Intellectual Property. Any license, trademark, servicemark, discovery, invention, formula, process, design, system or development conceived, developed, created or made by any of the Officers, alone or with others, during the period of his employment by the Corporation and applicable to the business of the Corporation, whether or not patentable or registrable, shall become the sole and exclusive property of the Corporation. Each of the Officers shall disclose the same promptly and completely to the Corporation and shall, during the period of his employment hereunder and at any time and from time to time hereafter, (a) execute all documents requested by the Corporation for vesting in the Corporation the entire right, title and interest in and to the same, (b) execute all documents requested by the Corporation for filing and procuring such applications for patents, trademarks, service marks or copyrights as the Corporation, in its sole discretion, may desire to prosecute, and (c) give the Corporation all assistance it may reasonably require, including the giving of testimony in any suit, action, investigation or other proceeding, in order to obtain, maintain and protect the Corporation's right therein and thereto.

                  6.4 Non-Competition. For a period of three years following the Closing Date, (a) Melnick shall not directly or indirectly own, control, manage, operate, participate or invest in, or otherwise be engaged in (as a director, officer, employee or consultant), in any manner, including without limitation consulting for or allowing the use of his name or any variation thereof in, any business activity, venture or enterprise that engages in any business competing with the business in which the Corporation is currently engaged in the actual geographic areas in which the Corporation currently conducts its business, (b) none of the Officers shall for himself or on behalf on any other person, contact any present employee of the Corporation for the purpose of inducing such employee to leave the employ of the Corporation (except that Casaccio and Bartlett may do so solely with respect to employees working at the store locations they are acquiring hereunder), and (c) Bartlett shall not, for himself or on behalf of any other person, contact any present customer of Group Coin Associates, Inc., Turnpike Amusements, Inc. or Tunnels and Tubes, Inc., for the purpose of inducing such customer to terminate its relationship with such subsidiaries or otherwise soliciting or diverting any such customer from such subsidiary. The foregoing provisions notwithstanding, Melnick may invest his funds in securities of an issuer if the securities of such issuer are listed for trading on a registered stock exchange or actively traded in the over-the-counter market and their respective holding therein represents less than 5% of the total number of shares or principal amount of the securities of such issuer then outstanding. Each of the Officers acknowledges that the provisions of this Section, and the period of time, geographic area and scope and type of restrictions on his activities set forth herein, are reasonable and necessary for the protection of the Corporation. Each of the Officers acknowledges that the Corporation will not have any adequate remedy at law if any of the Officers fails to abide by his agreement in Sections 6.1, 6.2, 6.3 and 6.4 above, and therefore the Corporation shall have, in addition to any and all other rights it may have, the right to injunctive relief.

                  6.5 Delivery of Property. At the Closing, each of the Officers shall deliver all property of the Corporation and the Non-Transferred Subsidiaries in the possession of any of the Officers, including, without limitation, all minute books, stock record books, seals, accounts, records, formulas, documents and papers of, belonging to or maintained on behalf of the Corporation.

                  6.6 Certain Action Regarding the Corporation's Securities. From the date hereof to and including the Closing Date, each of the Officers shall refrain from exercising any portion of any of the Options and shall not sell, transfer, assign or otherwise dispose of any of the Options or any shares of the Corporation's Common Stock.

                  6.7 Group Coin Associates, Inc. Following the Closing, Messrs. Casaccio and Bartlett will cause the subsidiary to be acquired by them pursuant to Section 2(c) to honor its contract with Group Coin Associates, Inc., pursuant to which the Corporation will continue to operate all video and vending machines and redemption equipment and the Corporation shall receive 35% of all redemption and machine revenues derived at the Staten Island, New York location for a period of a minimum of five years from the Closing Date and such subsidiary shall pay for all redemption prizes at such location.

                  6.8 Sales Taxes. Following the Closing, the Corporation shall be required, prior to utilizing any of the proceeds of the Private Placement for any other purposes, to use a portion of the proceeds of the Private Placement to pay, in full, the obligation of the Corporation with respect to unpaid sales taxes (approximately $80,000) that were due on June 20, 1996.

                  6.9 Deferral of Salaries. The Officers agree that, for the period commencing on July 5, 1996 and ending on the Closing Date, the Officers shall defer the payment of their salaries due to them from the Corporation for such period until the Closing, and at the Closing, the Officers shall receive a payment equal to all deferred salary due to them from the Corporation for such period.

         7.  Conditions   Precedent  to  the  Corporation's   Obligations.   All
obligations of the Corporation under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent (any of which may be waived in writing in whole or in part by the Corporation):

                  7.1 Representations and Warranties True as of Closing Date. Each of the Officer's representations and warranties contained in this Agreement, shall be true on and as of the date hereof and shall be true on and as of the Closing Date with the same effect as though such representations and warranties were made on and as of the Closing Date.

                  7.2 Compliance with this Agreement. Each of the Officers shall have performed and complied with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing.

                  7.3 Certificate. Each of the Officers shall have executed certificates certifying as to Sections 7.1 and 7.2.

                  7.4 Release. The Corporation shall have received releases dated the Closing Date and signed by each of the Officers in the forms attached as Exhibit E.
                  7.5 No Restraint. No suit, action, proceeding, or investigation shall have been instituted or threatened by any governmental agency, and no injunction shall have been issued and then outstanding, to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement.

                  7.6 Resignations. Each of the Officers shall have delivered to the Corporation his written resignation, effective as of the Closing Date, as an employee, officer and director of the Corporation and its subsidiaries.

                  7.7 Private Placement. The closing of the Private Placement shall have occurred by July 31, 1996.

                  7.8 Schedules. The Corporation and Messrs. Casaccio and Bartlett shall agree on schedules of the assets, liabilities (including liabilities to the Corporation and other subsidiaries of the Corporation, which shall be forgiven as provided in Sections 2(b) and (c)) and contracts associated with the Corporation's subsidiaries to be transferred to Messrs. Casaccio and Bartlett.

                  7.9 Assumption Agreement. The Corporation shall have received an Assumption Agreement from Casaccio pursuant to Section 2(b) hereof.

                  7.10 Personal Guaranty. The Corporation shall have received the Guaranty pursuant to Section 2(b) hereof.

         8. Conditions Precedent to each of the Officers Obligations. All obligations of each of the Officers under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent (any of which may be waived in writing in whole or in part by each of the Officers):

                  8.1 Representations and Warranties True as of Closing Date. The representations and warranties of the Corporation contained in this Agreement shall be true at and as of the date hereof and shall be true at and as of the Closing Date with the same effect as though such representations and warranties were made on and as of the Closing Date.

                  8.2 Compliance with this Agreement. The Corporation shall have performed and complied with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing.

                  8.3  Certificate.   The  Corporation  shall  have  executed  a
certificate certifying as to Sections 8.1 and 8.2.

                  8.4 Release. Each of the Officers shall have received a release dated the Closing Date in the form attached as Exhibit F.

                  8.5 No Restraint. No suit, action, proceeding or investigation shall have been instituted or threatened by any governmental agency, and no injunction shall have been issued and then be outstanding to restrain, prohibit or otherwise challenge the legality or validity of any of the transactions contemplated by this Agreement.

                  8.6 Private Placement. The closing of the Private Placement shall have occurred by July 31, 1996.

                  8.7 Schedules. The Corporation and Messrs. Casaccio and Bartlett shall agree on schedules of the assets, liabilities (including liabilities to the Corporation and other subsidiaries of the Corporation, which shall be forgiven as provided in Sections 2(b) and (c)) and contracts associated with the Corporation's subsidiaries and the Avenue U Playcenter to be transferred to Messrs. Casaccio and Bartlett and the Corporation shall deliver an instrument pursuant to which the Corporation shall acknowledge the forgiveness of such indebtedness.

                  8.8  Stock  Option  Agreement.   The  Corporation  shall  have
delivered Option Agreements evidencing the New Options.

         9.       Cooperation.
                  ------------

                  (a) From and after the Closing, each of the Officers and the Corporation agree to execute and deliver such further documents and instruments and to do such other acts and things as the Corporation or such Officers, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement. Following the Closing, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings, consistent with the other provisions for defense of claims provided in this Agreement.

                  (b) Following the Closing, the Corporation will use its best efforts to remove the Officers from any personal guarantees of such Officers given in connection with any equipment leases entered into by the Corporation provided that such best efforts shall not require or include any payments by the Corporation earlier than payments required by the terms of such leases.

         10.      Indemnification.
                  ----------------

                  10.1 Indemnification by the Officers. Each of the Officers shall, severally and not jointly, indemnify and hold the Corporation and all of its officers (other than the Officers) and directors harmless at all times from and after the Closing Date against any and all actions, suits, proceedings, claims, demands, damages, losses, liabilities, taxes and deficiencies, penalties and interest thereon and costs and expenses, including reasonable attorneys' fees, whether or not arising out of any third party claims ("Losses") related to, caused by or arising from any breach of a representation or warranty or nonfulfillment of any covenant or agreement on the part of such Officer under this Agreement.
                  10.2  Indemnification by the Corporation.
                        -----------------------------------

                  (a) The Corporation shall indemnify each of the Officers and hold him harmless at all times from and after the Closing Date against any and all Losses related to, caused by or arising from:

                           (i) any breach of a  representation  or  warranty  or
nonfulfillment  of any  covenant or  agreement  on the part of the  Corporation;
and/or

                           (ii) any liability related to any personal guarantees
executed by each of the Officers on behalf of the Corporation or its subsidiaries with respect to equipment leases relating to Non-Transferred Subsidiaries; and/or

                           (iii)  any  liability  arising  from  the sale of the
securities in the Private Placement.

                  (b) The Corporation shall further indemnify each of the Officers and hold him harmless at all times from and after the date hereof to the fullest extent to which a corporation incorporated in New York is permitted to indemnify an officer, director or employee of such corporation or a subsidiary of such corporation under the New York Business Corporation Law in effect on the date hereof.

                  10.3 Notice to the Indemnitor. Within a reasonable period, but in no event later than thirty (30) days after the assertion of any claim by a third party to a claim for indemnification from an indemnitor (the "Indemnitor") under this Section 10, an indemnified party (the "Indemnified Party") shall notify the Indemnitor in writing of such claim.

                  10.4 Rights of Parties to Settle or Defend. The Indemnitor shall have the responsibility, acting in good faith and without unnecessary delay, to contest and defend against such claim. The Indemnified Party shall have the right to be represented, at its own expense by its own counsel and accountants, their participation to be subject to the reasonable direction of the Indemnitor. The Indemnified Party shall make available to the Indemnitor and its attorneys and accountants, at reasonable times during normal business hours, all books, records, and other documents in its possession relating to such claim. If the Indemnitor fails to undertake the defense of, or settle or pay any such third party claim within ten (10) days after the Indemnified Party has given written notice to the Indemnitor of such claim, or if the Indemnitor fails forthwith to defend, settle or pay such claim, then the Indemnified Party may take any and all necessary action to dispose of such claim including, without limitation, the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion, subject to the following with respect to any proposed settlement thereof.

                  10.5 Settlement Proposals. In the event the Indemnified Party desires to settle any such third party claim, the Indemnified Party shall advise the Indemnitor of the amount it proposes to pay in settlement thereof (the "Proposed Settlement"). If such Proposed Settlement is unsatisfactory to the Indemnitor, it shall have the right, at its expense, to contest such claim by giving written notice of such election to the Indemnified Party within ten (10) days after the Indemnitor has been advised of the Proposed Settlement. If the Indemnitor does not deliver such written notice within ten (10) days after the Indemnitor has been advised of the Proposed Settlement, the Indemnified Party may offer the Proposed Settlement to the third party making such claim. If the Proposed Settlement is not accepted by the party making such claim, any new
Proposed Settlement figure which the Indemnified Party may wish to present to the party making such claim shall first be presented to the Indemnitor who shall have the right, subject to the conditions hereinabove set forth in this Section 10, to contest such claim. In all such events, the Indemnitor shall indemnify the Indemnified Party and hold it harmless against and from any and all costs of defense, payment or settlement, including reasonable attorneys' fees incurred in connection therewith.

                  10.6 Reimbursement. At the time that the Indemnified Party shall suffer a loss because of a breach of any warranty, representation or covenant by the Indemnitor or at the time the amount of any liability on the part of the Indemnitor under this Section 10 is determined (which in the case of payments to third persons shall be the earlier of (a) the date of such payments, or (b) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion of appeal rights establishing such liability), the Indemnitor shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party, the amount of the indemnity claim. If such amount is not paid forthwith, then the Indemnified Party may, at its option, take legal action against the Indemnitor for reimbursement in the amount of its indemnity claim. For purposes hereof the indemnity claim shall include the amounts so paid (or determined to be owing) by the Indemnified Party together with costs and reasonable attorneys' fees and interest on the foregoing items at the rate of seven (7%) percent per annum from the date the obligation is due from the

Indemnified Party to the Indemnitor, as hereinabove provided, until the indemnity claim shall be paid.

         11. Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by each party in this Agreement, or in any list, certificate, document or written statement furnished or delivered by any such party pursuant hereto shall survive the Closing.

         12. Expenses. The parties shall each pay their respective expenses (including fees and expenses of legal counsel) in connection with the transactions contemplated herein, provided that the Corporation shall pay at the Closing the expenses of counsel to the Officers of up to $10,000 in the aggregate which are in excess of the present balance of the retainer previously paid to such counsel by the Corporation in March 1996 (which was approximately $5,300 as of May 31, 1996), which shall be applied against time and disbursements on behalf of such Officers by such counsel.

         13. Contents of Agreement; Parties In Interest; etc. This Agreement and the agreements referred to herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

         14. Assignment and Binding Effect. This Agreement may not be assigned by either party hereto without the prior written consent of the other party. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         15. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         16. Termination. This Agreement may be terminated by mutual agreement of the parties. Nothing in this Agreement shall be deemed to require any party to terminate this Agreement in the event that a condition precedent to its obligations hereunder is not met, rather than to waive such conditions precedent and proceed to Closing.

         17. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed to have been given (a) when received, if delivered to the party personally, telegraphed, telexed, sent by facsimile transmission, confirmed in writing within three (3) business days thereafter, or sent by prepaid documented air courier, or (b) three (3) business days following the mailing thereof, if mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party as follows:

         If to the Corporation:
         ----------------------

         at its address set forth above


         with a copy to:

         Squadron, Ellenoff, Plesent & Sheinfeld, LLP
         551 Fifth Avenue
         New York, New York  10176
         Attn:

         If to the Officers:
         -------------------

         at his address set forth above


         with a copy to:

         Peter Ziemba
         Graubard Mollen & Miller
         600 Third Avenue
         New York, New York  10016-1903

or to such other address or person as any party may have specified in a notice duly given to the other party as provided herein.

         18. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state without regard to conflict of law principles thereof.

         19. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective heirs, administrators, legal representatives, successors and assigns and they shall not be construed as conferring, and are not intended to confer, any rights on any other persons.

         20. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

         21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and each of the Officers and the Corporation may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         22. Public Disclosure. None of the parties hereto shall make any public disclosure concerning the subject matter hereof or the transactions contemplated herein without the prior written consent of the other party, except as required by law.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement on the date first above written.

                                       Childrobics, Inc.



                                       By:  /s/ Salvatore Casaccio
                                            ----------------------------------
                                            Name:  Salvatore Casaccio
                                            Title: CEO



                                            /s/ Salvatore Casaccio
                                            -----------------------------------
                                                Salvatore Casaccio



                                            /s/ A. Joseph Melnick
                                             ----------------------------------
                                                A. Joseph Melnick



                                            /s/ Richard Bartlett
                                             ----------------------------------
                                                Richard Bartlett

EXHIBIT A

                               SALVATORE CASACCIO



                                                                  July  , 1996

To the Board of Directors
 of Childrobics, Inc.:

Gentlemen:

         I hereby resign as a Director of Childrobics, Inc. (the "Corporation"), and from all offices I now hold or ever held with the Corporation, and as a director, officer and employee of any subsidiary or affiliate of the Corporation, effective immediately.



                                                        -----------------------
                                                        Salvatore Casaccio

                                A. JOSEPH MELNICK


                                                              July  , 1996

To the Board of Directors
 of Childrobics, Inc.:

Gentlemen:

         I hereby resign as a Director of Childrobics, Inc. (the "Corporation"), and from all offices I now hold or ever held with the Corporation, and as a director, officer and employee of any subsidiary or affiliate of the Corporation, effective immediately.



                                                         -----------------------
                                                         A. Joseph Melnick

                                RICHARD BARTLETT


                                                                 July  , 1996

To the Board of Directors
 of Childrobics, Inc.:

Gentlemen:

         I hereby resign as a Director of Childrobics, Inc. (the "Corporation"), and from all offices I now hold or ever held with the Corporation, and as a director, officer and employee of any subsidiary or affiliate of the Corporation, effective immediately.





                                                      ------------------------
                                                      Richard Bartlett

                                    EXHIBIT B
                                    ---------

                                 PROMISSORY NOTE

$                                                            New York, New York
                                                             Date: July __, 1996

                  FOR VALUE RECEIVED, Childrobics, Inc., a New York corporation with its principal office at 200 Smith Street, Farmingdale, New York 11735 (the "Borrower"), promises to pay to the order of ____________ (the "Payee"), with an address at _________________________________________, or at such other address as to which the Payee shall give written notice to the Borrower, on or before ____________________, ____ [One year], in lawful money of the United States of
America, _______ ($     ).

                  The Borrower further promises to pay interest at such address, in like money, from the date hereof on the outstanding principal amount owing hereunder at a rate per annum equal to percent ( %) (the rate then published by the Internal Revenue Service for debt of such maturity) until the principal amount of this Note is paid in full to the satisfaction of the Payee. Such interest shall be computed daily on the basis of a 360-day year and for the actual number of days elapsed. Interest shall be due and payable at such time as principal is due and payable under this Note, except as otherwise provided in this Note.

                  The Borrower shall be required to make mandatory prepayments of principal and interest accrued on this Note to the maximum extent possible from the net proceeds received by the Borrower from the sale of any of Borrower's securities, other than pursuant to the proposed Private Placement, within five (5) business days from the date of the receipt of such proceeds; provided, however, that such prepayments required to be made by the Borrower hereunder shall be made equal (as to dollar amounts) and on a pari passu basis with the Borrower's mandatory prepayment obligations under (i) Promissory Notes of even date herewith payable to the _______________ and _______________ [the other two Officers], (ii) a Promissory Note of the Borrower that may be delivered to Farmstead Development LLC in connection with the Borrower's possible investment in Farmstead Development LLC, and (iii) a Promissory Note of the Borrower that may be delivered to Just Kiddie Rides, Inc. in connection with the Borrower's possible acquisition of Just Kiddie Rides, Inc.

                  If any payment of this Note becomes due and payable on a Saturday, Sunday or a legal bank holiday under the laws of the State of New York, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at the rate set forth above during such extension.

                  All payments of principal and interest shall be made without setoff, deduction or counterclaim except in the event the Borrower is entitled to indemnification for a breach of a representation under Section 4 or a breach of a covenant under the second sentence of Section 6.1, or Sections 6.6, 6.7 or
6.9 from the Payee pursuant to the Employment Termination and Option Termination Agreement between parties hereto and, in the case of Salvatore Casaccio, pursuant to Section 2(d) of such Agreement.

                  The Borrower may upon giving Payee prior  notice,  prepay this
Note in whole or in part at any time without premium or penalty, but with interest accrued on the unpaid principal amount through the date of such prepayment.

                  The payment of all monies due Payee under this Note shall be secured by a security agreement and a guaranty dated of even date herewith between the Payee and Amusement Associates Distributing, Inc.

                  In the event that Borrower shall fail to pay any amount when due and payable hereunder or an Event of Default shall occur and be continuing under the aforementioned security agreement, Payee, ten (10) days after giving Borrower written notice of such default, may, if such default has not been cured within such ten (10) day period, by written notice to Borrower, at Payee's option, declare the entire unpaid principal amount of this Note, together with accrued interest thereon, to be due and payable, whereupon the same shall forthwith mature and become due and payable, and Payee shall have such other remedies as Payee may have at law, equity or otherwise.

                  No failure on the part of Payee to exercise, and no delay in exercising, and no course of dealing with respect to, any right hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise hereof or the exercise of any other right.

                  All notices hereunder shall be given to any party hereunder in writing and shall be deemed to have been given (a) when received, if delivered to the party personally, telegraphed, telexed, sent by facsimile transmission, confirmed in writing within three (3) business days thereafter, or sent by prepaid documented air courier or (b) three (3) business days following the mailing thereof, if mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party as follows:

         If to the Borrower:
         -------------------

         at its address set forth above


         with a copy to:

         Squadron, Ellenoff, Plesent & Sheinfeld, LLP
         551 Fifth Avenue
         New York, New York  10176
         Attn: Kenneth R. Koch, Esq.


         If to the Payee:
         ----------------

         at his address set forth above


         with a copy to:

         Graubard Mollen & Miller
         600 Third Avenue
         New York, New York  10016-1903
         Attn: Peter Ziemba, Esq.

or to such other address or person as any party may have specified in a notice duly given to the other party as provided herein.

                  Borrower and all other parties liable herefor, whether principal, endorser, or otherwise, hereby jointly and severally (i) waive presentment, demand for payment, notice of dishonor, notice of protest and protest and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Note, (ii) waive recourse to suretyship defenses generally, including extensions of time, releases of security and other indulgences which may be granted from time to time by the holder of this Note to Borrower or any party liable herefor, (iii) waive trial by jury, and (iv) agree to pay all costs and expense, including reasonable attorneys' fees, in connection with the enforcement or collection of this Note.

                  This Note may be modified or cancelled, only by the written agreement of the Borrower and the Payee. Failure of the Payee hereof to assert any right herein shall not be deemed to be a waiver thereof.

                  This Note and the rights and obligations of the Borrower and the Payee hereof shall be governed by and construed in accordance with the internal laws of the State of New York.


                                       CHILDROBICS, INC.



                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                           GUARANTY OF PROMISSORY NOTE
                           ---------------------------



                  To induce ____________________ ("Payee") to accept a certain promissory note dated July __, 1996 made by Childrobics, Inc. ("Maker") to the order of Payee, in the principal amount of $______ ("Promissory Note"), the undersigned, Group Coin Associates, Inc. ("Guarantor"), for valuable consideration, hereby, unconditionally and irrevocably guarantees to Payee, its administrators, legal representatives and its successors and assigns, and to every subsequent holder of the Promissory Note, irrespective of the genuineness, validity, regularity or enforceability thereof, of the obligation evidenced thereby, or any claims or defenses available to or asserted by Maker, and irrespective of any other circumstance, that all sums stated therein to be payable on the Promissory Note shall promptly be paid in full, in accordance with the provisions of the Promissory Note, at maturity, and, in the case of any extension of time of payment or renewal in whole or in part, all sums shall be promptly paid when due according to such extension or extensions, renewal or renewals, at maturity, by acceleration or otherwise.

                  In order to induce Payee to accept the Promissory Note of Maker and intending Payee to rely thereon, Guarantor hereby represents and warrants as follows, such representations and warranties to survive the delivery hereof:

                           (a)      This Guaranty is in no way conditional or
contingent and constitutes a valid, present, continuing and absolute obligation of such Guarantor which shall not be impaired or affected by (i) any modification, waiver, forbearance, extension or renewal granted with respect to the Promissory Note, or (ii) any failure to exercise or delay in exercising of any rights granted to the Payee, its successors and assigns, or any subsequent holder of the Promissory Note pursuant to the terms of the Promissory Note or by any statute or rule of law.

                           (b) The execution,  delivery and  performance by such
Guarantor  of  this  Guaranty  does  not   contravene  any  law  or  contractual
restriction binding on or affecting such Guarantor.

                           (c) No  authorization or approval or other action by,
and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Guarantor of this Guaranty.

                           (d) This  Guaranty  is the legal,  valid and  binding
obligation of Guarantor enforceable against Guarantor in accordance with its terms.

                  The signature of Guarantor hereto shall constitute endorsement of the Promissory Note by Guarantor.

                  Guarantor hereby waives notice of acceptance of this Guaranty, presentment, demand for payment, notice of dishonor, notice of protest and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement, or guaranty of the Promissory Note or this Guaranty, to which the Maker, such Guarantor or any other Guarantor may be entitled including, but not limited to, recourse to suretyship defenses, releases of security of Guarantor or any other indulgences granted by Payee.

                  This is a continuing guaranty, primary and unconditional, and shall remain in full force and effect and may not be revoked as to any unpaid amounts which may be due or become due nor may it be changed or modified orally. This Guaranty is binding upon each and every Guarantor, its heirs, executors, administrators, successors and assigns and shall inure to the benefit of Payee, its successors and assigns.

                  Guarantor shall be liable hereunder for the principal amount and all interest due on the Promissory Note and for all costs and expenses, including reasonable attorneys' fees, in connection with the collection of the Promissory Note and the enforcement of this Guaranty. Guarantor hereby waives trial by jury.

                  This Guaranty has been executed and delivered in the State of New York and the construction, validity and performance hereof shall be governed by the internal laws of the State of New York, without regard to principles of conflict of laws.

                  If any provision of this Guaranty shall be unenforceable in whole or in part for any reason whatsoever, then such provision, to the extent it is unenforceable, shall be ineffective and the balance of this Guaranty shall be deemed valid and enforceable and construed as if the offending provisions had been deleted therefrom.

                  This Guaranty may be assigned by Payee to any holder of the Promissory Note and such assignee shall have all the rights of Payee as if named here.

                  IN WITNESS WHEREOF the Guarantor has signed this Guaranty as of the ____ day of July, 1996.

                                            GROUP COIN ASSOCIATES, INC.



                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

Exhibit C
                               SECURITY AGREEMENT
                               ------------------

                  SECURITY AGREEMENT, dated as of ______, 1996, between Group Coin Associates, Inc., a New York corporation, with an address at 200 Smith Street, Farmingdale, New York 11735 (the "Debtor"), and, _____ with an address at _________(the "Secured Party").

                  WHEREAS, the sole shareholder of the Debtor has executed a note (the "Note") in favor of Secured Party in the original principal amount of $ _____, which was executed by such shareholder in favor of Secured Party pursuant to an Employment Termination and Option Termination Agreement; and

                  WHEREAS, the Debtor has executed a guaranty (the "Guaranty") in favor of the Secured Party with respect to the Note pursuant to the Employment Termination and Option Termination Agreement; and

                  WHEREAS, as an inducement to Secured Party to accept the Note and Guaranty, the Debtor wishes to grant a security interest in certain collateral to the Secured Party;

                  NOW, THEREFORE, the parties hereby agree as follows:

                  1. Grant of a Security Interest. Debtor hereby grants to Secured Party a first priority interest in the Collateral of Subsidiary (as defined in Section 2). All capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Uniform Commercial Code as in effect in the State of New York (the "UCC").

                  2. Collateral. (a) The collateral covered by this Agreement consists of all property of the following types, wherever located and whether now owned or hereafter owned or acquired by the Subsidiary, whether or not affixed to realty, in all Proceeds and Products thereof in any form, in all parts, accessories, attachments, special tools, additions, replacements, substitutions and accessions thereto or therefor, and in all increases or profits received therefrom: Equipment; Fixtures; Inventory; Accounts; Chattel Paper; Documents; Instruments; and General Intangibles, including, without limitation, Intellectual Property (all of the foregoing, including such proceeds, being collectively referred to as the "Collateral"); provided, however, the Collateral shall not include, and Debtor shall not grant to the Secured Party, any interest in any Collateral of Debtor in which Debtor has previously granted a security interest to any third party prior to the date hereof.

                           (b) Any and all  Collateral  described or referred to
in this Agreement which is hereafter acquired by the Subsidiary shall, and without any further conveyance, assignment or act on the part of the Debtor or the Secured Party, become and be subject to the security interests created hereby as fully and completely as though specifically described herein, but nothing in this

Section 2(b) shall be deemed to modify or change the obligations of the Debtor under Sections 5(b) and 5(c) hereof.

                  3. Debtor's Obligations Secured Hereby. Debtor's obligations (the "Obligations") to Secured Party secured hereby are the payment of the aggregate principal sum and interest evidenced by the Note, and performance and discharge of each and every obligation of Debtor under this Agreement, the Guaranty and the Notes.

                  4. Debtor's Representations and Warranties. Debtor represents and warrants and, so long as this Security Agreement is in effect, shall be deemed continuously to represent and warrant, that:

                           (a) The Subsidiary owns the Collateral free and clear
of any liens and encumbrances.

                           (b)  Debtor  has all  necessary  corporate  power and
authority and has taken all corporate action necessary to execute, deliver and perform this Agreement and the Note and to encumber and grant a security interest in the Collateral of the Subsidiary.

                           (c)  There is no  effective  financing  statement  or
other instrument similar in effect covering all or any part of the Collateral on file in any recording office except as may have been filed in favor of the Secured Party.

                           (d) This Agreement  creates a valid security interest
of Secured Party in the Collateral of the Subsidiary securing payment of the Obligations. Upon the filing of the financing statements, the Secured Party will have a valid and perfected first priority lien on and security interest in the Collateral of the Subsidiary, except as to purchase money security interests created after the date of this Agreement.

                           (e) No  consent,  authorization,  approval  or  other
action by, and no notice to or filing with, any governmental authority, regulatory body, lessor, franchisor or other person or entity is required for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Debtor or for the perfection or exercise by Secured Party of its rights and remedies hereunder, except filings of financing documents .

                           (f) Debtor does not transact any part of its business
under any tradenames, division names, assumed names or other name, except for its name set forth in the preamble hereto; Debtor's business address and chief executive office is as set forth in the preamble hereto; and Debtor's records concerning the Collateral are kept at such address.

                  5. Debtor's Covenants. Debtor agrees and covenants that:
                     ------------------

                           (a) The  Collateral  will be used solely for business
purposes of Debtor and will remain in the possession or under the control of the Debtor (sale or replacement in the ordinary course excepted) and will not be used for any unlawful purpose. The Collateral will not be misused, abused, wasted or allowed to deteriorate (ordinary wear and tear excepted). Debtor will keep the Collateral, as appropriate and applicable, in good condition and repair (ordinary wear and tear excepted), and will clean, shelter, and otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property.

                           (b) Debtor has executed and will  promptly  file with
the appropriate governmental authorities, or deliver to Secured Party for filing, UCC-1 Financing Statements with respect to the Collateral. Debtor shall, at no cost to Secured Party, execute, acknowledge and deliver all such other documents and instruments as Secured Party reasonably deems necessary to create, perfect and continue the security interest in the Collateral contemplated hereby. Debtor will pay all costs of title searches and filing of financing statements, assignments or other documents in all public offices reasonably requested by Secured Party, and will not, without the prior written consent of Secured Party, file or authorize or permit to be filed in any public office any financing statement, assignment or other document naming Debtor as debtor and not naming Secured Party, as secured party.

                           (c) Debtor  will  defend the  Collateral  against the
claims and demands of all other parties, including, without limitation, defenses, setoffs, claims and counterclaims asserted by any Account Debtor against Debtor or Secured Party, except, as to Inventory, purchasers and lessees in the ordinary course of Debtor's business; will keep the Collateral free from all security interests or other encumbrances; and will not sell, transfer, lease, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of Secured Party, except that the Debtor may sell or lease Inventory in the ordinary course of Debtor's business.

                           (d) Debtor will, at Secured Party's request, mark any
and all books and records to indicate the security interest created hereby.

                           (e)  Debtor  will  deliver  to  Secured  Party,  upon
demand, all Documents and all Chattel Paper (duly indorsed to Secured Party) constituting, representing or relating to the Collateral or any part thereof, and any schedules, invoices, shipping documents, delivery receipts, purchase orders, contracts or other documents representing or relating to the Collateral or any part thereof.

                           (f) Debtor  will  notify  Secured  Party  promptly in
writing of any change in Debtor's business address or chief executive office, any change in the address at which records concerning the Collateral are kept and any change in the Debtor's name, identity or corporate or other structure.

                           (g) Debtor will  prevent the  Collateral  or any part
thereof from being or becoming an accession to other goods not covered by this Security Agreement.

                           (h)  Debtor   shall  pay  all   expenses,   including
reasonable attorneys' fees and costs, incurred by Secured Party in the preservation, realization, enforcement or exercise of any of Secured Party's rights under this Agreement.

                  6. Certain Provisions Concerning Collateral. (a) Upon the occurrence of an Event of Default, Secured Party may notify any or all Account Debtors of the security interest created hereby and may also direct such Account Debtors to make all payments on Collateral to Secured Party. All payments on and from Collateral received by Secured Party directly or from Debtor shall be applied to the Obligations in accordance with Section 8. Secured Party may demand of Debtor in writing, before or after notification to Account Debtors and without waiving in any manner the security interest created hereby, that any payments on and from the Collateral received by Debtor: (i) shall be held by Debtor in trust for Secured Party in the same medium in which received; (ii) shall not be commingled with any assets of Debtor; and (iii) shall be delivered to Secured Party in the form received, properly indorsed to permit collection, not later than the next business day following the day of their receipt; and Debtor shall comply with such demand. Debtor shall also promptly notify Secured Party of the return to or repossession by Debtor of Goods underlying any Collateral, and Debtor shall hold the same in trust for Secured Party and shall dispose of the same as Secured Party directs.

                           (b)  Until  the  occurrence  of an Event of  Default,
Debtor reserves the right to receive all income from or interest on the Collateral consisting of Instruments. Upon the occurrence of an Event of Default, Debtor will not demand or receive any income from or interest on such Collateral and, if Debtor receives any such income or interest without any demand by it, the same shall be held by Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of Debtor and shall be delivered to Secured Party in the form received, properly indorsed to permit collection, not later than the next business day following the day of its receipt. Secured Party may apply the net cash receipts from such income or interest to payment of the Obligations, provided that Secured Party shall account for and pay over to Debtor any such income or interest remaining after payment in full of the Obligations.

                  7. Events of Default. The occurrence of any default under the Note shall constitute an "Event of Default" under this Security Agreement. A breach of a representation or warranty given by Debtor under this Security Agreement or the failure by Debtor to perform its agreements and covenants hereunder shall constitute an "Event of Default" under this Security Agreement.

                  8. Remedies on Default. (a) Upon the occurrence of an Event of Default, the Secured Party, shall have all rights, privileges, powers and remedies provided a secured party under the UCC and any other applicable law. Upon the existence or occurrence of an Event of Default, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place or places designated by Secured Party, and Secured Party may use and operate the Collateral.

                           (b) Without in any way  requiring  notice to be given
in the following time and manner, Debtor agrees that any notice by Secured Party of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular or certified mail postage prepaid, at least five days prior to such action, to Debtor's address specified above or to any other address which Debtor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Debtor.

                           (c)  After an Event of  Default,  Secured  Party  may
demand, collect and sue on any of the Accounts, Chattel Paper, Instruments and General Intangibles (in either Debtor's or Secured Party's name at the latter's option); may enforce, compromise, settle or discharge such Collateral without discharging the Obligations or any part thereof; and may indorse Debtor's name on any and all checks, commercial paper, and any other Instruments pertaining to or constituting Collateral.

                  9. Payments After an Event of Default. All payments received and amounts realized by the Secured Party pursuant to Section 8, including all such payments and amounts received after the entire unpaid principal and interest amount of the Note has been declared due and payable, as well as all payments or amounts then held or thereafter received by the Secured Party as part of the Collateral while an Event of Default shall be continuing, shall be promptly applied and distributed by the Secured Party in the following order of priority:

                           (a) first,  to the payment of all costs and expenses,
including legal expenses and attorneys' fees, incurred or made hereunder by the Secured Party, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under Section 8, and of all taxes, assessments or liens superior to the lien granted under this Security Agreement, except any taxes, assessments or other superior lien subject to which any said sale under Section 8 hereof may have been made; and

                           (b) second,  to the  payment to Secured  Party of the
amount then owing or unpaid on such Secured Party's Note; and

                           (c) third,  to the payment of the balance or surplus,
if any, to the Debtor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

                  10. Secured Party's Right to Cure; Reimbursement. In the event Debtor should fail to do any act as herein provided, Secured Party may, but without obligation to do so, without notice to Debtor, and without releasing Debtor from any obligation hereof, make or do the same in such manner and to such extent as Secured Party may deem necessary to protect the Collateral, including, without limitation, the defense of any action purporting to affect the Collateral or the rights or powers of Secured Party hereunder, at Debtor's expense. Debtor shall reimburse Secured Party for expenses reasonably incurred under this Section 10.

                  11. Miscellaneous. (a) This Agreement, together with the covenants and warranties contained in it, shall inure to the benefit of Secured Party, its successors, assigns, heirs and personal representatives, and shall be binding upon Debtor, its successors and assigns.

                           (b) Any  notice or other  communication  required  or
permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11(b)). Any notice given to the Debtor shall be to the attention of its President. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 11(b) shall be deemed given at the time of receipt thereof.

                           (c)   This   Agreement   shall   terminate   on   the
satisfaction in full of all of the Obligations and, on such termination, Secured Party shall release to Debtor the security interest granted in the Collateral hereunder; provided, that if, after receipt of any payment of all or any part of the Obligations, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, this Agreement shall continue in full force notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

                           (d) If any  provision  of this  Agreement is invalid,
illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                           (e) The  headings  in this  Agreement  are solely for
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                           (f) This  Agreement  may be executed in any number of
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           (g)   This   Agreement   has  been   negotiated   and
consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York.

                           (h) No course of dealing  and no delay or omission on
the part of the Secured Party in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Secured Party's rights, powers or remedies. No right, power or remedy conferred by this Agreement upon the Secured Party shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

                           (i)   This    Agreement   sets   forth   the   entire
understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         IN WITNESS WHEREOF, the parties have executed this Security Agreement on the date set forth above.

                                GROUP COIN ASSOCIATES, INC.


                                By:____________________________________
                                   Name:
                                   Title:



                                By:____________________________________
                                   Secured Party

                                   EXHIBIT D
                                   ---------
                             STOCK OPTION AGREEMENT


         AGREEMENT, made as of July ___, 1996, between CHILDROBICS, INC., a New York corporation (the "Company") and _________________________ ("Optionee").

         WHEREAS, pursuant to the Employment Termination and Option Termination Agreement dated July 3, 1996 between the Company and Optionee, the Company agreed to issue to Optionee an option to purchase as aggregate of 300,000 of the authorized but unissued shares of the Common Stock of the Company, $.01 par value (the "Common Stock"), on the terms and conditions set forth in this Agreement; and

         WHEREAS, Optionee desires to acquire said option on the terms and conditions set forth in this Agreement;

         IT IS AGREED:

         1. The Company hereby grants to Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 300,000 shares of the Common Stock at a purchase price of $.01 per share on the terms and conditions set forth herein (the "Option Shares"). The Option is a non-qualified stock option not intended to qualify under any section of the Internal Revenue Code of 1986, as amended.

         2. The Option shall be immediately exercisable and shall remain exercisable until the close of business on July ___, 2006 (the "Exercise Period").

         3. The Option shall not be assignable or transferable except, in the event of the death of Optionee, by will or by the laws of descent and distribution. No transfer of the Option by Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

         4. Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

         5.       Adjustments.
                  ------------

                  5.1 Adjustments to Exercise Price and Number of Securities. The purchase price and the number of shares of Common Stock underlying this Option shall be subject to adjustment from time to time as hereinafter set forth:

                  5.1.1 Stock Dividends - Recapitalization, Reclassification, Split-Ups. If, after the date hereof, and subject to the provisions of Section
5.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of this Option shall be increased in proportion to such increase in outstanding shares.

                  5.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 5.3, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of this Option shall be decreased in proportion to such decrease in outstanding shares.

                  5.1.3 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Option is adjusted, as provided in this Section 5.1, the purchase price shall be adjusted (to the nearest cent, but not less than one cent in any event) by multiplying such applicable purchase price immediately prior to such adjustment by a fraction (X) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Option immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                  5.1.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 5.1.1 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Option shall have the right thereafter (until the expiration of the right of exercise of this Option) to receive upon the exercise hereof, for the same aggregate purchase price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Option immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 5.1.1 or 5.1.2, then such adjustment shall be made pursuant to Sections 5.1.1, 5.1.2, 5.1.3 and this Section 5.1.4. The provisions of this Section 5.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

                  5.1.5 Changes in Form of Option. This form of Option need not be changed because of any change pursuant to this Section 5, and Options issued after such change may state the same purchase price and the same number of shares of Common Stock and Options as are stated in the Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Options reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

         6. The Company hereby represents and warrants to Optionee that the shares of Common Stock issuable upon exercise of this Option, when issued and delivered by the Company to Optionee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

         7. Optionee hereby represents and warrants to the Company that he is acquiring the Option and shall acquire the shares of Common Stock issuable upon exercise of this Option for his own account and not with a view to the distribution thereof.

         8. Anything in this Agreement to the contrary notwithstanding, Optionee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the shares of Common Stock issuable upon exercise of this Option acquired by him without registration under the Securities Act of 1933 (the "Act"), or in the event that they are not so registered, unless (a) an exemption from the Act is available thereunder, and (b) he has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable option, shall deem such proposed transfer to be so exempt.

         9.       Optionee hereby acknowledges that:


                  (a) All reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 within the last 12 months have been made available to him for inspection.

                  (b) If Optionee exercises the Option, Optionee must bear the economic risk of the investment in the shares of Common Stock issuable upon exercise of this Option for an indefinite period of time because such shares will not have been registered under the Act and cannot be sold by him unless they are registered under the Act or an exemption therefrom is available.

                  (c) In Optionee's position with the Company, Optionee has had both the opportunity to ask questions of and receive answers from the officers of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to subparagraph (a) above.

                  (d) The Company shall place stop transfer orders with its transfer agent against the transfer of the shares of Common Stock issuable upon exercise of this Option in the absence of registration under the Act or an exemption therefrom.

                  (e) The certificates evidencing the shares of Common Stock issuable upon exercise of this Option shall bear the following legends:

         "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

         10. Subject to the terms and conditions of the Agreement, the Option may be exercised by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the Option and the number of Option Shares in respect to which it is being exercised, shall contain a representation and agreement by the person or persons so exercising the Option that the Option Shares are being purchased for investment and not with a view to the distribution or resale thereof, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of the Option Shares. Payment of the purchase price shall be made in cash or by check, bank draft or money order payable to the order of the Company; provided, however, that, at the election of Optionee, the purchase price for any or all of the Option Shares to be acquired may be paid by the surrender of shares of Common Stock of the Company held by or for the account of Optionee with a fair market value equal to the purchase price multiplied by the number of Option Shares to be purchased. The fair market value of the surrendered shares shall be determined as of the date of exercise as follows: "Fair market value" of the Common Stock means, as of the exercise date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price of the Common Stock on the last trading day preceding such date for which such quotations are reported by the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or
(ii) above, such price as the Company shall determine, in good faith. The "fair market value" of a surrendered portion of the Option means, as of the exercise date, an amount equal to the excess of the total fair market value of the shares of Common Stock underlying the surrendered portion of the Option (as determined in accordance with the immediately preceding sentence) over the total purchase price of such shares of Common Stock underlying the surrendered portion of the Option. The Company shall issue a certificate or certificates evidencing the Option Shares as soon as practicable after the notice and payment is received. The certificate or certificates evidencing the Option Shares shall be registered in the name of the person or persons so exercising the Option.

         11. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall either be delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below, or to such other address as either shall have specified by notice in the writing to the other, and shall be deemed duly given hereunder when so delivered or three days after being mailed, as the case may be.

         12. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

         13. This Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof.

         14. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

         15. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.


CHILDROBICS, INC.                       Address:       200 Smith Street
                                                       Farmingdale, N.Y. 11735



By:
    ----------------------------



EMPLOYEE                                Adress:        ------------------------
                                                       ------------------------



- ---------------------------------`

Exhibit E
                                 GENERAL RELEASE

This general release is made as of the __ day of July, 1996 by ____________ ("Releasor").

TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT RELEASOR, for good and valuable consideration, receipt of which is hereby acknowledged, pursuant to and in conjunction with the execution and delivery of that certain Employment Termination and Option Termination Agreement (the "Termination Agreement"), among the Releasor, Salvatore Casaccio, A. Joseph Melnick and Richard Bartlett, hereby releases and forever discharges Childrobics, Inc., its officers, directors, employees, and attorneys (collectively, the "Releasees" and, individually, a "Releasee") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, guarantees, liabilities, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, equity or otherwise, whether known or unknown, contemplated or not contemplated, foreseen or unforeseen, fixed or contingent, which against the Releasee, the Releasor ever had, now has, or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing, whatsoever from the beginning of the world to the day of the date hereof, provided, however, such release shall not include, from and after the date hereof, the rights, powers, liabilities and obligations arising out of or under the Termination Agreement or any other instrument, document or agreement that is an exhibit or schedule thereto or is signed and delivered pursuant thereto or the transactions contemplated thereby.

         This General Release may not be amended, waived, terminated or otherwise changed in any respect, except with respect to a specific Releasee by a writing signed by such Releasee. The validity, construction and interpretation of this General Release and all rights, obligations and liabilities arising hereunder shall be governed by the laws of the State of New York and for the purpose of legal proceedings this General Release shall be deemed to have been made and performed in the State of New York.

         This General Release may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties thereto.

         THIS GENERAL RELEASE IS FREELY AND VOLUNTARILY GIVEN TO THE RELEASEES BY RELEASOR WITHOUT ANY DURESS OR COERCION AND AFTER SUCH RELEASOR HAS EITHER CONSULTED WITH COUNSEL OR HAS BEEN GIVEN AN OPPORTUNITY TO DO SO, AND THE RELEASOR HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS GENERAL RELEASE.

         IN WITNESS WHEREOF, each Releasor has hereunto executed this General Release as of the date first written above.


                                                     -------------------------
                                                     Name:



         On this _________ day of __________________, 1996, before me personally appeared ____________________ to me known and known to me to be the individual described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same for the purpose above stated, and, being by me duly sworn, did depose and say that the statements therein contained are true.




                                                      --------------------------
                                                      Notary Public

Exhibit F

                                 GENERAL RELEASE

         This general release is made as of the day ____ of July, 1996 by Childrobics, Inc. ("Releasor").

         TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT RELEASOR, for good and valuable consideration, receipt of which is hereby acknowledged, pursuant to and in conjunction with the execution and delivery of that certain Employment Termination and Option Termination Agreement (the "Termination Agreement"), among the Releasor, Salvatore Casaccio, A. Joseph Melnick and Richard Bartlett, hereby releases and forever discharges ___________ and his heirs, executors, administrators and assigns (collectively, the "Releasees" and, individually, a "Releasee") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, guarantees, liabilities, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, equity or otherwise, whether known or unknown, contemplated or not contemplated, foreseen or unforeseen, fixed or contingent, which against the Releasee, the Releasor ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date hereof, provided, however, such release shall not include any claims which the Releasor may have against Releasee for which a New York corporation may not eliminate the personal liability of its directors pursuant to Section 402(b)(1) of the New York Business Corporation Law and shall not include, in any case, from and after the date hereof, the rights, powers, liabilities and obligations arising out of or under the Termination Agreement.

         This General Release may not be amended, waived, terminated or otherwise changed in any respect, except with respect to a specific Releasee by a writing signed by such Releasee. The validity, construction and interpretation of this General Release and all rights, obligations and liabilities arising hereunder shall be governed by the laws of the State of New York and for the purpose of legal proceedings this General Release shall be deemed to have been made and performed in the State of New York.

         This General Release may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties thereto.

         THIS GENERAL RELEASE IS FREELY AND VOLUNTARILY GIVEN TO THE RELEASEES BY RELEASOR WITHOUT ANY DURESS OR COERCION AND AFTER SUCH RELEASOR HAS EITHER CONSULTED WITH COUNSEL OR HAS BEEN GIVEN AN OPPORTUNITY TO DO SO, AND THE RELEASOR HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS GENERAL RELEASE.

         IN WITNESS WHEREOF, each Releasor has hereunto executed this General Release as of the date first written above.


                                                     Childrobics, Inc.

                                                     By:______________________
                                                         Name:
                                                         Title:


         On this  ______________  day of __________,  1996, before me personally appeared _____________________________ to me known and known to me to be the of Childrobics, Inc. who executed the foregoing instrument on behalf of Childrobics, Inc., and he duly acknowledged to me that he executed the same on behalf of Childrobics, Inc. for the purpose above stated, and, being by me duly sworn, did depose and say that the statements therein contained are true.





                                                    ---------------------------
                                                     Notary Public



                                      - 2 -